Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 23 In Process & Future Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

HUDSON PACIFIC PROPERTIES

Executive Summary

Three Months Ended September 30, 2025

Victor Coleman, Hudson Pacific's CEO and Chairman, commented, "We delivered another quarter of strong operational execution, highlighted by over 500,000 square feet of office leasing and our best year-to-date leasing performance since 2019. We also achieved positive absorption within our office portfolio during the quarter, marking a clear inflection point. The momentum is building across our West Coast markets, driven by AI and technology companies and 80% of our leasing activity was in the San Francisco Bay Area.

"Our strategic positioning in the epicenters of innovation is resulting in unprecedented demand from exactly the tenant types our portfolio was designed to attract. Our 2.2 million square foot leasing pipeline, combined with the lowest lease expiration profile we've had in four years, positions us to further capitalize on this recovery with offensive new leasing. On the studio side, our cost-savings initiatives led NOI to approach breakeven while California's expanded tax credit program shows early promise with 74 new projects allocated credits since July.

"From a capital structure perspective, we've significantly strengthened our balance sheet with $1 billion of liquidity, 100% of our debt fixed or capped, and no maturities until the second half of 2026. This financial flexibility, combined with our operational momentum and favorable market positioning, gives us confidence that Hudson Pacific is uniquely poised to deliver exceptional value as the West Coast office and studio recovery accelerates."

Unaudited, in thousands, except share data	Three Months Ended 9/30/25	Three Months Ended 9/30/24
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	75.9 %	79.1 %
In-service % leased	76.5 %	80.0 %
Leases executed (square feet)	515,450	539,272
% change in GAAP rent	(6.3)%	(11.5)%
% change in cash rent	(10.0)%	(13.3)%
Weighted average lease term (in months)	51.0	74.7
Net effective rent per square foot	$ 44.05	$ 50.49
Studio		
In-service stage % leased(1)	65.8 %	75.9 %
In-service total % leased(1)	64.6 %	73.8 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 186,617	$ 200,393
Net loss attributable to common stockholders	$ (136,467)	$ (97,918)
Net loss per diluted share	$ (0.30)	$ (0.69)
FFO (excluding specified items) per common stock/unit—diluted(2)	$ 0.04	$ 0.10
FFO per common stock/unit—diluted(2)	$ 0.03	$ 0.05
AFFO per common stock/unit—diluted(2)	$ 0.03	$ 0.11
AFFO payout ratio(2)	— %	— %
GAAP same-store NOI growth(3)	(0.9)%	(22.1)%
Cash same-store NOI growth(3)	(10.7)%	(14.5)%
Weighted average common stock/units outstanding—diluted	457,085	145,640
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value(4)	32.2 %	37.2 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios(4)	11.5x	11.8x
Weighted average years to maturity—HPP's share of secured and unsecured debt	2.9	2.9
Unsecured revolving credit facility undrawn capacity	$ 795,250	$ 605,000
Unrestricted cash and cash equivalents	$ 190,436	$ 90,692

Note: Definitions for commonly used terms on pages 27-29.

(1) Excluding studio development Sunset Glenoaks (which contributed to in-service trailing 12-month results for the first time during second quarter 2025), stage and total leased percentages would have been 82.3% and 75.9%, respectively.

(2) See page 10 for a reconciliation of net loss to FFO and AFFO.

(3) See page 12 for cash NOI reconciliation.

(4) See pages 30-32 for non-GAAP reconciliations.

Page 3 of 32

Page 4 of 32 Financial Results Compared to Third Quarter 2024 • Total revenue of $186.6 million compared to $200.4 million, primarily due to asset sales and lower office occupancy • General and administrative expenses improved 30% to $13.7 million compared to $19.5 million • Note that all per-share metrics reflect the share count increase following the Company's second quarter common equity offering (457.1 million weighted average diluted shares compared to 145.6 million) • Net loss attributable to common stockholders of $136.5 million, or $0.30 per diluted share, compared to net loss of $97.9 million, or $0.69 per diluted share, mostly attributable to a loss on the deconsolidation of Sunset Glenoaks • FFO, excluding specified items, of $16.7 million, or $0.04 per diluted share, compared to $14.3 million, or $0.10 per diluted share, mostly due to general and administrative and interest expense savings, and higher studio NOI, all modestly offset by lower NOI. Specified items in the third quarter totaled $2.0 million, or $0.00 per diluted share, and primarily consisted of one-time expenses associated with cost-savings initiatives and financing activities, compared to specified items totaling $7.5 million, or $0.02 per diluted share • FFO of $14.6 million, or $0.03 per diluted share, compared to $6.8 million, or $0.05 per diluted share • AFFO of $12.3 million, or $0.03 per diluted share, compared to $15.8 million, or $0.11 per diluted share, mostly due to lower GAAP non-cash revenue, partially offset by the items affecting FFO as well as lower recurring capital expenditures • Same-store cash NOI of $89.3 million, compared to $100.0 million, primarily due to lower office occupancy Leasing • Executed 75 new and renewal leases totaling 515,450 square feet, including a 106,000-square-foot new lease with an AI company at Page Mill Center in Palo Alto • GAAP and cash rents on new leases signed were 6.3% and 10.0% lower, respectively, compared to prior levels, primarily attributable to several small leases signed in Palo Alto rolling from peak market rents to still healthy rents of approximately $80 per square foot NNN • In-service office portfolio ended the quarter at 75.9% occupied and 76.5% leased, up sequentially from 75.1% occupied and 76.2% leased in the second quarter this year • In-service studio portfolio and stages were 64.6% and 65.8% leased, respectively, over the trailing 12 months, up sequentially from 63.0% and 63.6% for the same metrics in the second quarter this year Transactions • Acquired partner’s 45% ownership interest in Hill7 office property in Seattle, in consideration for which the Company assumed the partner’s $45.5 million share of the joint venture’s debt and received $1.4 million of cash on hand Development • Received entitlements to redevelop the Company's 10900-10950 Washington office property into a mixed-use project with 508 residential units and 14,000 square feet of ground floor retail Balance Sheet as of September 30, 2025 • Completed $285 million refinancing of 1918 Eighth office property in Seattle, with proceeds used, together with cash on hand, to repay the Company's 55% share of the prior $314.3 million loan • Amended and extended the Company's unsecured revolving credit facility, increasing borrowings to $795 million maturing year-end 2026, and thereafter providing access to $462 million of borrowings maturing year- end 2029 including extensions • $1.0 billion of total liquidity comprised of $190.4 million of unrestricted cash and cash equivalents and $795.3 million of undrawn capacity under the unsecured revolving credit facility • $62.3 million, or $15.9 million at HPP's share, of undrawn capacity under the construction loan secured by Sunset Pier 94 Studios Executive Summary (continued) Three Months Ended September 30, 2025 Note: Definitions for commonly used terms on pages 27-29.

Page 5 of 32 Executive Summary (continued) Three Months Ended September 30, 2025 Note: Definitions for commonly used terms on pages 27-29. • HPP's share of net debt to HPP's share of undepreciated book value was 32.2%, with 100.0% of debt fixed or capped with a weighted average interest rate of 5.0% and no debt maturities until third quarter 2026 Dividend • The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

Corporate Information

Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific's unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space.

Executive Management:

Victor J. Coleman
Chief Executive Officer and Chairman

Mark Lammas
President

Lisa Burelli
Chief People Officer

Harout Diramerian
Chief Financial Officer

Drew B. Gordon
Chief Investment Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Andy Wattula
Chief Operating Officer

Board of Directors:

Victor J. Coleman
Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc.

Theodore R. Antenucci
President and Chief Officer, Catellus Development Corporation

T. Ritson Ferguson
Chief Executive Officer and Chief Investment Officer (retired), CBRE Global Investors

Jonathan M. Glaser
Managing Member, JMG Capital Management LLC

Robert L. Harris II
Executive Chairman (retired), Acacia Research Corporation

Michael Nash
Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies

Barry Sholem
Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners

Andrea Wong
President (retired), International Production, Sony Pictures Television

Page 6 of 32

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BMO Capital Markets
John Kim
(212) 885-4115

BTIG
Tom Catherwood
(212) 738-6140

Cantor Fitzgerald
Richard Anderson
(929) 441-6927

Citigroup Global Markets
Seth Bergey
(212) 816-2066

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Joe Dickstein
(212) 778-8771

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Ally Yaseen
(646) 582-9253

Rating Agencies:

Fitch Ratings
Peter Siciliano
(646) 582-4760

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 9/30/25 12/31/24 (Unaudited) ASSETS Investment in real estate, net $ 6,035,605 $ 6,442,178 Non-real estate property, plant and equipment, net 131,640 127,067 Cash and cash equivalents 190,436 63,256 Restricted cash 24,011 35,921 Accounts receivable, net 14,080 14,505 Straight-line rent receivables, net 204,880 199,748 Deferred leasing costs and intangible assets, net 361,610 327,514 Operating lease right-of-use assets 338,368 370,826 Prepaid expenses and other assets, net 95,278 90,114 Investment in unconsolidated real estate entities 243,353 221,468 Goodwill 156,529 156,529 Assets associated with real estate held for sale — 83,113 TOTAL ASSETS $ 7,795,790 $ 8,132,239 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,555,108 $ 4,176,844 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 243,821 193,861 Operating lease liabilities 350,736 380,004 Intangible liabilities, net 18,777 21,838 Security deposits, prepaid rent and other 75,813 84,708 Liabilities associated with real estate held for sale — 31,117 Total liabilities 4,310,391 4,954,508 Redeemable preferred units of the operating partnership 2,795 9,815 Redeemable non-controlling interest in consolidated real estate entities 49,266 49,279 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized, 17,000,000 shares outstanding at 9/30/25 and 12/31/24 425,000 425,000 Common stock, $0.01 par value, 722,400,000 authorized and 379,433,295 shares outstanding at 9/30/25; 481,600,000 authorized and 141,279,102 shares outstanding at 12/31/24 3,781 1,403 Additional paid-in capital 2,822,616 2,437,484 Accumulated other comprehensive loss (3,261) (8,417) Total HPP stockholders’ equity 3,248,136 2,855,470 Non-controlling interest—members in consolidated real estate entities 73,700 169,452 Non-controlling interest—units in the operating partnership 111,502 93,715 Total equity 3,433,338 3,118,637 TOTAL LIABILITIES AND EQUITY $ 7,795,790 $ 8,132,239

Consolidated Statements of Operations

Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended	
	9/30/25	9/30/24	9/30/25	9/30/24
REVENUES				
Office				
Rental revenues	$ 148,290	$ 162,908	$ 457,216	$ 506,931
Service and other revenues	6,289	4,034	18,407	11,125
Total office revenues	154,579	166,942	475,623	518,056
Studio				
Rental revenues	13,567	13,720	41,108	41,761
Service and other revenues	18,471	19,731	58,347	72,599
Total studio revenues	32,038	33,451	99,455	114,360
Total revenues	**186,617**	**200,393**	**575,078**	**632,416**
OPERATING EXPENSES				
Office operating expenses	71,577	79,502	215,355	227,753
Studio operating expenses	32,382	35,339	109,915	110,400
General and administrative	13,709	19,544	59,968	59,959
Depreciation and amortization	94,085	86,672	281,921	265,324
Total operating expenses	**211,753**	**221,057**	**667,159**	**663,436**
OTHER EXPENSES				
Loss from unconsolidated real estate entities	(744)	(3,219)	(2,203)	(6,443)
Fee income	1,082	1,437	3,917	3,933
Interest expense	(41,726)	(45,005)	(133,368)	(133,253)
Interest income	2,212	542	4,770	1,975
Management services reimbursement income—unconsolidated real estate entities	1,084	989	3,182	3,187
Management services expense—unconsolidated real estate entities	(1,084)	(989)	(3,182)	(3,187)
Transaction-related expenses	(139)	(269)	(590)	(2,306)
Unrealized loss on non-real estate investments	(2,098)	(1,081)	(2,335)	(3,024)
Gain on sale of real estate, net	—	—	10,007	—
Impairment loss	—	(36,543)	(18,476)	(36,543)
Loss on deconsolidation of real estate entity	(77,907)	—	(77,907)	—
Loss on extinguishment of debt	(207)	—	(3,702)	—
Other income (expense)	601	(28)	516	1,449
Total other expenses	**(118,926)**	**(84,166)**	**(219,371)**	**(174,212)**
Loss before income tax provision	**(144,062)**	**(104,830)**	**(311,452)**	**(205,232)**
Income tax provision	(24)	(2,183)	(672)	(2,693)
Net loss	**(144,086)**	**(107,013)**	**(312,124)**	**(207,925)**
Net income attributable to Series A preferred units	(53)	(153)	(320)	(459)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(15,141)	(15,141)
Net income attributable to participating securities	—	—	—	(409)
Net loss attributable to non-controlling interest in consolidated real estate entities	9,966	10,777	24,108	18,697
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	974	968	2,771	3,086
Net loss attributable to common units in the operating partnership	1,779	2,550	6,382	5,004
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (136,467)**	**$ (97,918)**	**$ (294,324)**	**$ (197,147)**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net loss attributable to common stockholders—basic	$ (0.30)	$ (0.69)	$ (1.11)	$ (1.40)
Net loss attributable to common stockholders—diluted	$ (0.30)	$ (0.69)	$ (1.11)	$ (1.40)
Weighted average shares of common stock outstanding—basic	451,031	141,232	266,162	141,179
Weighted average shares of common stock outstanding—diluted	451,031	141,232	266,162	141,179

Page 9 of 32

HUDSON PACIFIC PROPERTIES

Funds from Operations & Adjusted Funds from Operations

Unaudited, in thousands, except per share data

FUNDS FROM OPERATIONS

	Three Months Ended		Nine Months Ended	
	9/30/25	9/30/24	9/30/25	9/30/24
Net loss	$ (144,086)	$ (107,013)	$ (312,124)	$ (207,925)
Adjustments:				
Depreciation and amortization—consolidated	94,085	86,672	281,921	265,324
Depreciation and amortization—non-real estate assets	(8,919)	(8,031)	(27,353)	(24,223)
Depreciation and amortization—HPP's share from unconsolidated real estate entities	1,250	1,231	3,408	4,388
Loss on deconsolidation of real estate entity	77,907	—	77,907	—
Gain on sale of real estate, net	—	—	(10,007)	—
Impairment loss—real estate assets	—	36,543	18,476	36,543
Unrealized loss on non-real estate investments	2,098	1,081	2,335	3,024
FFO attributable to non-controlling interests	(2,611)	1,508	(12,616)	(9,601)
FFO attributable to preferred shares and units	(5,100)	(5,200)	(15,461)	(15,600)
FFO to common stock/unit holders	**14,624**	**6,791**	**6,486**	**51,930**
Specified items impacting FFO:				
Transaction-related expenses	139	269	590	2,306
One-time employee separation costs (cost-savings initiatives)	1,163	—	1,163	—
One-time termination of Quixote leases (cost-savings initiatives)	622	—	7,109	—
One-time expenses associated with early repayment of debt—HPP's share	114	—	5,185	—
Forfeiture of non-cash compensation agreements	—	—	14,280	—
Write-off of transportation assets (cost-savings initiatives)	—	—	626	—
One-time termination of Quixote non-compete agreement (cost-savings initiatives)	—	—	1,402	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	—	2,219	682	3,529
Non-cash deferred tax asset write-off—HPP's share	—	1,170	—	1,170
One-time straight-line rent reserve—HPP's share	—	3,871	—	3,871
FFO (excluding specified items) to common stock/unit holders	**$ 16,662**	**$ 14,320**	**$ 37,523**	**$ 62,806**
Weighted average common stock/units outstanding—diluted	457,085	145,640	271,997	145,564
FFO per common stock/unit—diluted	$ 0.03	$ 0.05	$ 0.02	$ 0.36
FFO (excluding specified items) per common stock/unit—diluted	$ 0.04	$ 0.10	$ 0.14	$ 0.43

ADJUSTED FUNDS FROM OPERATIONS

	Three Months Ended		Nine Months Ended	
	9/30/25	9/30/24	9/30/25	9/30/24
FFO (excluding specified items)	$ 16,662	$ 14,320	$ 37,523	$ 62,806
Adjustments:				
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(270)	6,147	(4,645)	8,047
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,289	1,695	4,781	4,999
Non-real estate depreciation and amortization	8,919	8,031	25,325	24,223
Non-cash interest expense	2,556	1,599	11,730	5,209
Share/unit-based compensation expense	3,553	5,926	12,252	19,347
Recurring capital expenditures, tenant improvements and lease commissions	(20,383)	(21,962)	(78,998)	(56,350)
AFFO	**$ 12,326**	**$ 15,756**	**$ 7,968**	**$ 68,281**
Weighted average common stock/units outstanding—diluted	457,085	145,640	271,997	145,564
AFFO per common stock/unit—diluted	$ 0.03	$ 0.11	$ 0.03	$ 0.47
Dividends paid to common stock/unit holders	$ —	$ —	$ —	$ 15,377
AFFO payout ratio	— %	— %	— %	22.5 %

Note: Definitions for commonly used terms on pages 27-29.

Page 10 of 32

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS	Three Months Ended			Nine Months Ended		
	9/30/25	9/30/24	% Change	9/30/25	9/30/24	% Change
Same-store office statistics						
Number of properties	39	39		39	39	
Square feet	11,929,972	11,862,465		11,929,972	11,862,465	
Average % occupied	72.8 %	77.4 %		73.3 %	77.6 %	
Same-store studio statistics						
Number of properties	3	3		3	3	
Square feet	1,204,666	1,204,666		1,204,666	1,204,666	
Average % leased	75.9 %	73.8 %		75.9 %	73.8 %	
Same-store NOI[(1)(2)]						
Office revenues	$ 154,504	$ 158,987	(2.8)%	$ 471,946	$ 493,223	(4.3)%
Office expenses	71,694	74,936	(4.3)	213,223	215,492	(1.1)
Same-store office NOI	82,810	84,051	(1.5)	258,723	277,731	(6.8)
Studio revenues	14,937	14,769	1.1	47,561	54,382	(12.5)
Studio expenses	9,548	9,813	(2.7)	31,129	33,985	(8.4)
Same-store studio NOI	5,389	4,956	8.7	16,432	20,397	(19.4)
Total same-store NOI	**$ 88,199**	**$ 89,007**	**(0.9)%**	**$ 275,155**	**$ 298,128**	**(7.7)%**

SAME-STORE ANALYSIS (CASH BASIS)	Three Months Ended			Nine Months Ended		
	9/30/25	9/30/24	% Change	9/30/25	9/30/24	% Change
Same-store NOI (cash basis)[(2)]						
Office cash revenues	$ 154,008	$ 168,671	(8.7)%	$ 467,411	$ 503,463	(7.2)%
Office cash expenses	70,674	73,908	(4.4)	210,160	212,401	(1.1)
Same-store office NOI (cash basis)	83,334	94,763	(12.1)	257,251	291,062	(11.6)
Studio cash revenues	15,390	14,959	2.9	48,118	54,292	(11.4)
Studio cash expenses	9,424	9,770	(3.5)	30,861	33,851	(8.8)
Same-store studio NOI (cash basis)	5,966	5,189	15.0	17,257	20,441	(15.6)
Total same-store NOI (cash basis)	**$ 89,300**	**$ 99,952**	**(10.7)%**	**$ 274,508**	**$ 311,503**	**(11.9)%**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) Metro Center was included in the same-store office portfolio as of the second quarter 2025. Excluding Metro Center, same-store property cash NOI would have been (11.4)% and (13.1)% for the three and nine month periods, respectively.

Page 11 of 32

HUDSON PACIFIC PROPERTIES

NOI Detail

Three Months Ended September 30, 2025 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 122,581	$ 10,896	$ 21	$ 2,956	$ 136,454
Cash tenant recoveries	25,155	161	36	27	25,379
Straight-line rent	1,313	(444)	1	(20)	850
Amortization of above/below-market leases, net	1,012	—	—	—	1,012
Amortization of lease incentive costs	(1,829)	(9)	—	—	(1,838)
Total rental revenue	148,232	10,604	58	2,963	161,857
Service and other revenues	6,272	4,333	17	14,138	24,760
Total revenue	**154,504**	**14,937**	**75**	**17,101**	**186,617**
OPERATING EXPENSES					
Property operating expenses	70,674	9,424	(117)	22,011	101,992
Straight-line rent	367	—	—	700	1,067
Share/unit-based compensation expense	12	124	—	113	249
Amortization of above/below-market ground leases, net	641	—	—	10	651
Total operating expenses	**71,694**	**9,548**	**(117)**	**22,834**	**103,959**
CONSOLIDATED NOI[1]	**$ 82,810**	**$ 5,389**	**$ 192**	**$ (5,733)**	**$ 82,658**
Add: HPP's share of NOI from unconsolidated real estate entity[2]	—	—	2,049	—	2,049
Less: NOI attributable to non-controlling interests[2]	11,567	2,554	(2)	(440)	13,679
HPP's share of NOI	**$ 71,243**	**$ 2,835**	**$ 2,243**	**$ (5,293)**	**$ 71,028**
HPP's share of NOI - adjusted	**$ 71,243**	**$ 2,835**	**$ 2,243**	**$ (3,672)** [3]	**$ 72,649**
Reconciliation to cash NOI					
Consolidated NOI	$ 82,810	$ 5,389	$ 192	$ (5,733)	$ 82,658
Straight-line rent, net	(946)	444	(1)	720	217
Share/unit-based compensation expense	12	124	—	113	249
Amortization of above/below-market leases, net	(1,012)	—	—	—	(1,012)
Amortization of lease incentive costs	1,829	9	—	—	1,838
Amortization of above/below-market ground leases, net	641	—	—	10	651
CONSOLIDATED CASH NOI	**$ 83,334**	**$ 5,966**	**$ 191**	**$ (4,890)**	**$ 84,601**
Add: HPP's share of cash NOI from unconsolidated real estate entity[2]	—	—	1,847	—	1,847
Less: Cash NOI attributable to non-controlling interests[2]	11,507	2,792	(2)	(437)	13,860
HPP's share of cash NOI	**$ 71,827**	**$ 3,174**	**$ 2,040**	**$ (4,453)**	**$ 72,588**
HPP's share of cash NOI - adjusted	**$ 71,827**	**$ 3,174**	**$ 2,040**	**$ (2,979)** [3]	**$ 74,062**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) See page 26 for a list of our consolidated and unconsolidated joint venture properties.

(3) Excludes one-time Quixote cost-savings initiatives totaling $1.6 million and $1.5 million of NOI and cash NOI, respectively.

Page 12 of 32

Debt Summary & Debt Metrics

As of September 30, 2025 | Unaudited, in thousands

DEBT SUMMARY

		Outstanding Balance		HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT						
Unsecured revolving credit facility[2][3]	$	—	$	—	SOFR + 1.15% to 1.60%	12/31/29
3.95% Registered senior notes		400,000		400,000	3.95%	11/1/27
5.95% Registered senior notes		350,000		350,000	5.95%	2/15/28
4.65% Registered senior notes		500,000		500,000	4.65%	4/1/29
3.25% Registered senior notes		400,000		400,000	3.25%	1/15/30
Total unsecured debt		**1,650,000**		**1,650,000**		
SECURED DEBT						
Hollywood Media Portfolio CMBS[4]		1,100,000		561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio CMBS debt		(30,233)		(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio CMBS, net		1,069,767		530,767		
Hill7 CMBS		101,000		101,000	3.38%	11/6/28
Office Portfolio CMBS[5]		470,833		470,833	SOFR + 3.76%	4/9/30
1918 Eighth CMBS		285,000		156,750	6.16%	9/11/30
Total secured debt		**1,926,600**		**1,259,350**		
Total unsecured and secured debt	**$**	**3,576,600**	**$**	**2,909,350**		
Consolidated joint venture partner debt	$	66,136	$	—	4.50%	10/9/32
UNCONSOLIDATED DEBT						
Sunset Glenoaks Studios	$	100,600	$	50,300	SOFR + 3.10%	1/9/27
Bentall Centre[2]		470,821		94,164	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios[2]		120,934		30,900	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$**	**692,355**	**$**	**175,364**		

DEBT METRICS

Total unsecured and secured debt	$	3,576,600
Less: Consolidated cash and cash equivalents and restricted cash		(214,447)
Consolidated debt, net	$	3,362,153
Less: Partners' share of consolidated unsecured and secured debt		(667,250)
Add: HPP's share of unconsolidated real estate entities' debt		175,364
Add: Partners' share of consolidated cash and cash equivalents and restricted cash		24,866
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents and restricted cash		(9,763)
HPP's share of debt, net	$	2,885,370
HPP's share of debt, net/HPP's share of undepreciated book value[6]		**32.2 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[6]		11.0x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[6]		**11.5x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include the effect of extension options.

(2) As of September 30, 2025, we had undrawn capacity of $795.3 million on our unsecured revolving credit facility, $0.9 million on our Bentall Centre loan and $15.9 million on our Sunset Pier 94 Studios loan (amounts at HPP's share).

(3) $333.3 million of commitments maturing December 21, 2026 and $462.0 million of commitments maturing December 31, 2029.

(4) Secured by Sunset Gower Studios, Sunset Las Palmas Studios, Sunset Bronson Studios, 6040 Sunset, Harlow, ICON, CUE and EPIC.

(5) Secured by Element LA, 11601 Wilshire, 5th & Bell, 450 Alaskan, 1740 Technology and 275 Brannan.

(6) See pages 30-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $1,650,000 53.5% 4.4% 3.1 Secured 1,434,714 46.5 5.7 2.8 Total $3,084,714 100.0% 5.0% 2.9 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $2,782,681 90.2% 4.8% 2.8 Capped 302,033 9.8 7.3 3.8 Floating — — — — Total $3,084,714 100.0% 5.0% 2.9 GAAP effective rate 5.2% Debt Maturity Schedule $400,000 $350,000 $500,000 $400,000 $— $530,767 $144,464 $131,900 $627,583 Secured Unsecured 2025 2026 2027 2028 2029 2030 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including benefit of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. (3) Notional amount decreases monthly in line with amortization of the underlying debt instrument. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps Hollywood Media Portfolio CMBS, net $351,186 8/15/23 6/15/26 3.31% SOFR Bentall Centre $94,164 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio CMBS, net $180,000 2/9/24 8/9/26 4.13% SOFR Office Portfolio CMBS $250,000 4/4/25 4/15/29 3.41% SOFR Interest rate caps Sunset Glenoaks Studios $50,300 8/15/22 1/9/27 4.50% SOFR Office Portfolio CMBS(3) $220,002 4/15/25 4/15/27 3.35% SOFR Sunset Pier 94 Studios $30,900 9/15/25 9/15/26 4.00% SOFR

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value ≤ 60% 43.7% Unsecured indebtedness to unencumbered asset value ≤ 60% 35.1% Adjusted EBITDA to fixed charges ≥ 1.5x 1.7x Secured indebtedness to total asset value ≤ 45% 24.9% Unencumbered NOI to unsecured interest expense ≥ 1.75x 2.3x Unsecured registered senior notes Debt to total assets ≤ 60% 40.4% Total unencumbered assets to unsecured debt ≥ 150% 323.1% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 1.9x Secured debt to total assets ≤ 40% 22.7% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of September 30, 2025, at which time the operating partnership was in compliance.

HUDSON PACIFIC PROPERTIES

Existing Portfolio Summary

Unaudited, in thousands, except per share data

	Three Months Ended				
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Number of office properties owned	42	42	43	45	46
In-service office square feet	13,454,547	13,420,243	13,420,836	13,550,348	13,684,033
In-service office % leased	76.5 %	76.2 %	76.5 %	78.9 %	80.0 %
In-service office % occupied	75.9 %	75.1 %	75.1 %	78.3 %	79.1 %
Number of studio properties owned	5	5	5	5	5
In-service studio square feet[(1)]	1,447,966	1,448,324	1,446,024	1,452,168	1,452,168
In-service studio % leased[(2)]	64.6%	63.0 %	73.8 %	73.8 %	73.8 %

YTD HPP's Share NOI % Office vs. Studio[(3)]


100.0%
Office
Studio

YTD HPP's Share NOI % by Region


2.7%
16.0%
42.3%
17.4%
21.6%
Silicon Valley
Seattle
Vancouver
San Francisco
Los Angeles

HPP's Share ABR % by Industry[(4)]


19.7%
33.3%
5.7%
7.1%
7.6%
9.5%
17.1%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services

HPP's Share Tech ABR % by Public/ Private Tenants & Age[(5)]


13.9%
18.9%
67.2%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 20 for a list of in-service studio properties.
(2) Excluding studio development Sunset Glenoaks (which contributed to in-service trailing 12-month results for the first time during second quarter 2025), the total leased percentage would have increased to 75.9%.
(3) See page 30 for non-GAAP reconciliations.
(4) Includes the in-service population of office and studio properties.
(5) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	5	967,194	100.0 %	100.0 %	$ 62,203,502	$ 31,723,786	$ 64.31
West Los Angeles	2	785,094	95.3	96.4	42,146,014	42,146,014	56.36
Downtown Los Angeles	1	131,701	100.0	100.0	6,549,823	6,549,823	49.73
Subtotal	**8**	**1,883,989**	**98.0**	**98.5**	**110,899,339**	**80,419,623**	**60.05**
San Francisco Bay Area, California							
North San Jose	5	2,665,890	55.3	56.5	68,780,752	68,780,752	46.62
San Francisco	6	2,253,936	68.2	68.3	98,181,634	86,937,367	63.88
Palo Alto	5	981,917	94.9	94.9	74,235,023	74,235,023	79.65
Redwood Shores	4	949,751	69.8	70.2	43,858,946	43,858,946	66.15
Foster City	1	724,136	83.5	86.1	34,983,459	34,983,459	57.83
Santa Clara	1	285,764	90.8	91.6	11,099,089	11,099,089	42.77
Subtotal	**22**	**7,861,394**	**69.6**	**70.3**	**331,138,903**	**319,894,636**	**60.52**
Seattle, Washington							
Denny Triangle	4	1,339,621	77.9	77.9	44,972,484	31,554,142	43.10
Pioneer Square	5	844,968	54.9	56.7	17,036,478	17,036,478	36.73
Subtotal	**9**	**2,184,589**	**69.0**	**69.7**	**62,008,962**	**48,590,620**	**41.14**
Vancouver, British Columbia							
Downtown Vancouver	1	1,524,575	90.7	91.0	40,435,423	8,087,085	29.24
Subtotal	**1**	**1,524,575**	**90.7**	**91.0**	**40,435,423**	**8,087,085**	**29.24**
TOTAL IN-SERVICE OFFICE(1)	**40**	**13,454,547**	**75.9 %**	**76.5 %**	**$ 544,482,627**	**$ 456,991,964**	**$ 53.34**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 215,325 square feet taken off-line for change of use and/or significant capital repositioning.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	501,057	92.6	94.3
Element LA	West Los Angeles	284,037	100.0	100.0
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	943,052	56.6	58.2
Gateway	North San Jose	609,315	68.7	70.7
Metro Plaza	North San Jose	479,190	58.0	58.0
Skyport Plaza	North San Jose	418,476	7.1	7.6
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,007,646	47.2	47.2
Rincon Center	San Francisco	530,135	97.4	97.4
Ferry Building	San Francisco	266,402	98.8	99.9
901 Market	San Francisco	204,381	32.4	32.4
875 Howard	San Francisco	188,252	83.9	83.9
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	318,177	98.4	98.4
3400 Hillview	Palo Alto	207,857	100.0	100.0
Page Mill Hill	Palo Alto	182,562	75.5	75.5
Page Mill Center	Palo Alto	172,666	100.0	100.0
Clocktower Square	Palo Alto	100,655	100.0	100.0
Towers at Shore Center	Redwood Shores	334,570	78.6	79.2
Shorebreeze	Redwood Shores	230,931	70.3	70.3
555 Twin Dolphin	Redwood Shores	201,197	68.7	68.7
333 Twin Dolphin	Redwood Shores	183,053	54.3	55.2
Metro Center	Foster City	724,136	83.5	86.1
Techmart	Santa Clara	285,764	90.8	91.6
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	99.4	99.4
Hill7	Denny Triangle	285,310	46.9	46.9
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	189,451	25.9	25.9
505 First	Pioneer Square	291,290	25.5	25.5
83 King	Pioneer Square	185,790	27.5	35.6
450 Alaskan	Pioneer Square	171,594	95.9	95.9
411 First	Pioneer Square	164,216	91.0	91.0
95 Jackson	Pioneer Square	32,078	76.4	76.4
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,524,575	90.7	91.0
TOTAL IN-SERVICE OFFICE		**13,454,547**	**75.9 %**	**76.5 %**

Note: Definitions for commonly used terms on pages 27-29.

Page 18 of 32

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share: Annualized Base Rent	HPP's Share: % of Annualized Base Rent
1	Google, Inc.	3	2028-2029	458,054	(1)	$ 39,150,826	8.6%
2	Netflix, Inc.	3	9/30/31	722,305	(2)	27,065,312	5.9
3	Amazon	2	2030-2031	850,964	(3)	24,649,423	5.4
4	Riot Games, Inc.	1	3/31/30	284,037		20,106,092	4.4
5	City and County of San Francisco	2	2033-2067	429,595	(4)	17,769,342	3.9
6	Nutanix, Inc.	1	5/31/30	215,857		12,031,216	2.6
7	Salesforce.com	1	2027-2028	176,400	(5)	10,589,189	2.3
8	Dell EMC Corporation	2	2026-2027	130,021	(6)	9,299,037	2.0
9	Coupa Software Incorporated	1	11/30/33	100,654		7,841,953	1.7
10	X.AI, LLC	1	9/30/31	105,536		6,838,733	1.5
11	PayPal, Inc.	1	7/17/26	131,701	(7)	6,549,823	1.4
12	Weil, Gotshal & Manges LLP	1	8/31/26	76,278		6,469,157	1.4
13	Glu Mobile, Inc.	1	11/30/27	61,381		5,485,949	1.2
14	Redfin Corporation	2	2026-2027	115,968	(8)	5,017,802	1.1
15	Rivian Automotive, LLC	1	4/30/28	55,805		4,980,956	1.1
	TOTAL			**3,914,556**		**$203,844,810**	**44.5%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 208,843 square feet at Rincon Center on February 29, 2028, (ii) 207,857 square feet at 3400 Hillview on November 30, 2028 (early termination right between December 2026-February 2027) and (iii) 41,354 square feet at Ferry Building on October 31, 2029.

(2) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(3) Amazon expirations: (i) 659,150 square feet at 1918 Eighth on September 30, 2030 and (ii) 191,814 square feet at 5th & Bell on May 31, 2031.

(4) City and County of San Francisco expirations: (i) 39,573 square feet at 1455 Market on September 19, 2033, (ii) 389,316 square feet at 1455 Market on April 30, 2045 and (iii) 706 square feet at Ferry Building on April 30, 2067.

(5) Salesforce.com expirations at Rincon Center: (i) 83,372 square feet on April 30, 2027 and (ii) 93,028 square feet on October 31, 2028. Salesforce.com subleases 182,378 feet at Rincon Center to Twilio Inc. and pays 50% of cash rents received pursuant to the sublease at a current average of $280,000 per month with annual growth thereafter, in addition to contractual base rent.

(6) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard on June 30, 2026 and (ii) 46,472 square feet at 505 First on January 31, 2027.

(7) PayPal, Inc. has exercised their early termination right at Fourth & Traction for July 2026.

(8) Redfin Corporation expirations: (i) 2,978 square feet at Gateway on September 30, 2026 and (ii) 112,990 square feet at Hill7 on July 31, 2027.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERITES

	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	12	559,149	100.0 %	81.1 %	$24,152,261	$ 12,317,653	$ 53.22
Sunset Bronson Studios	Owned	Hollywood	9	310,563	93.1	90.1	12,716,304	6,485,315	45.44
Sunset Las Palmas Studios	Owned	Hollywood	11	334,954	51.5	54.2	6,487,345	3,308,546	36.23
Sunset Glenoaks Studios	Owned	Sun Valley	7	243,300	10.3	8.4	740,688	370,344	36.21
TOTAL IN-SERVICE STUDIO			**39**	**1,447,966** (1)	**65.8 %**	**64.6 %**	**$44,096,598**	**$ 22,481,858**	**$ 47.10**
Quixote Studios	Various	Various	20	468,087	48.3%	41.0%	$10,570,947	$10,570,947	$ 59.25

STUDIO NOI DETAIL ($ in thousands)

	Revenue Categories							
Quarter to Date	**Rental**	**Studio Ancillary**	**Pro Supplies**	**Transportation**	**Location**	**Total Studio Revenues**	**Total Studio Expenses**	**Total Studio NOI**
In-Service Studio	$10,992	$4,954	N/A	N/A	N/A	$15,946	$11,410	$4,536
Quixote Studios & Services	2,575	5,088	1,721	6,193	515	16,092	20,972	(4,880)
Quixote Adjustments(2)	—	—	—	—	—	—	(1,621)	1,621
ADJUSTED TOTAL	**$13,567**	**$10,042**	**$1,721**	**$6,193**	**$515**	**$32,038**	**$30,761**	**$1,277**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.

(2) Adjusted to exclude one-time expenses associated with Quixote cost-savings initiatives.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 9/30/25 Nine Months Ended 9/30/25 Gross leasing activity New cash rate $54.41 $45.10 Renewal cash rate $47.76 $50.95 New square feet leased 347,599 1,097,669 Renewal square feet leased 167,851 606,131 Total square feet leased 515,450 1,703,800 Leases expired and terminated Contractual expiration square feet 208,528 1,301,415 Early termination square feet 62,243 383,243 Total square feet expired/terminated 270,771 1,684,658 GAAP rent expiring rate $48.95 $46.90 GAAP rent new/renewal rate $45.87 $47.79 % change in GAAP rent (6.3) % 1.9 % Cash rent expiring rate $54.85 $52.87 Cash rent new/renewal rate $49.38 $48.39 % change in cash rent (10.0) % (8.5) % Tenant improvements & leasing commissions (total / annual) New leases $102.41 / $19.43 $86.10 / $9.84 Renewal leases $9.56 / $3.89 $22.56 / $5.67 Blended $68.68 / $16.16 $62.46 / $8.96 Net effective rent New leases $41.95 $41.03 Renewal leases $47.72 $53.25 Blended $44.05 $45.58 Weighted average lease term (in months) New leases 63.2 105.0 Renewal leases 29.5 47.8 Blended 51.0 83.7 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

	# of Leases Expiring	Square Feet Expiring (1)	HPP's Share Annualized Base Rent	% of Office Annualized Base Rent	Annualized Base Rent Per Square Foot	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration
Vacant		3,916,655					
Q4-2025	34	141,816	4,428,987	1.0	50.27	4,431,696	50.30
Total 2025	34	141,816	4,428,987	1.0	50.27	4,431,696	50.30
2026	139	1,022,988	51,392,903	11.2	56.88	51,305,459	56.79
2027	149	1,236,585	68,653,281	14.9	59.44	71,567,441	61.96
2028	127	1,518,106	90,369,586	19.6	69.54	95,944,643	73.83
2029	89	742,778	36,010,820	7.8	64.71	40,094,305	72.05
2030	79	1,809,624	78,635,256	17.1	55.87	88,910,082	63.17
2031	47	1,425,473	59,477,442	12.9	60.08	71,800,783	72.52
2032	14	144,214	6,236,607	1.4	58.29	7,290,184	68.13
2033	25	642,258	27,110,163	5.9	52.26	33,783,261	65.13
2034	14	173,266	6,169,239	1.3	36.27	10,838,792	63.73
Thereafter	37	964,942	28,293,544	6.2	41.29	44,908,434	65.53
Building management use	62	357,594	—	—	—	—	—
Signed leases not commenced	19	87,044	3,171,796	0.7	38.88	3,924,381	48.10
TOTAL/WEIGHTED AVERAGE	**835**	**14,183,343**	**$459,949,624**	**100.0 %**	**$ 55.57**	**$524,799,461**	**$ 63.41**

Note: Definitions for commonly used terms on pages 27-29.

(1) Total expiring square footage does not include month-to-month leases.

Page 22 of 32

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q4 2025		Q1 2026		Q2 2026		Q3 2026	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	8,901	$ 21.00	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	25,920	65.70	19,913	41.31	12,115	34.23	—	—
Seattle, Washington	15,000	—	—	—	—	—	—	—
Vancouver, British Columbia	5,195	42.81	—	—	—	—	—	—
TOTAL	**55,016**	**$ 38.40**	**19,913**	**$ 41.31**	**12,115**	**$ 34.23**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	3,265	$ 51.00	—	$ —	2,287	$ 63.00	—	$ —
San Francisco Bay Area, California	9,407	77.49	—	—	517	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	19,489	5.23	—	—	17,074	34.46	—	—
TOTAL	**32,161**	**$ 31.02**	**—**	**$ —**	**19,878**	**$ 36.85**	**—**	**$ —**
Expiring Office Leases[1]								
Los Angeles, California	1,434	$ 72.51	116,746	$ 9.66 [2]	51,650	$ 57.18	140,312	$ 50.37 [3]
San Francisco Bay Area, California	67,741	56.03	144,400	62.81	91,919	63.01	287,503	71.90 [4]
Seattle, Washington	5,495	29.57	51,036	26.55	—	—	1,861	41.80
Vancouver, British Columbia	67,146	27.52	23,925	22.96	26,835	30.25	20,747	32.06
TOTAL	**141,816**	**$ 41.67**	**336,107**	**$ 36.01**	**170,404**	**$ 56.08**	**450,423**	**$ 63.23**

	Q4 2026		Q1 2027		Q2 2027		Q3 2027	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases[1]								
Los Angeles, California	1,242	$ 57.29	26,211	$ 73.98	2,783	$ 73.98	7,940	$ 58.82
San Francisco Bay Area, California	56,856	54.56	216,729	65.03	218,893	65.65 [5]	150,394	64.42
Seattle, Washington	4,872	38.72	46,472	44.58	27,580	37.08	120,565	44.95 [6]
Vancouver, British Columbia	3,084	31.59	13,415	30.85	22,425	35.42	46,389	31.85
TOTAL	**66,054**	**$ 52.37**	**302,827**	**$ 61.15**	**271,681**	**$ 60.34**	**325,288**	**$ 52.42**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Excludes building management offices with various expiration dates. (2) Includes Picture Shop, LLC at 6040 Sunset for 114,958 square feet on December 31, 2025. (3) Includes PayPal, Inc. at Fourth & Traction for 131,701 square feet on July 17, 2026. (4) Includes Dell EMC Corporation at 875 Howard for 83,549 square feet on June 30, 2026 and Weil, Gotshal & Manges LLP at Towers at Shore Center for 76,278 square feet on August 31, 2026. (5) Includes Salesforce.com at Rincon Center for 83,372 square feet on April 30, 2027. (6) Includes Redfin Corporation at Hill7 for 112,990 square feet on July 31, 2027.

In Process & Future Development Pipeline[1]

Unaudited, in thousands, except square feet

IN-PROCESS DEVELOPMENT

Under Construction	Submarket	Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date	Estimated Square Feet	% Leased	Project Costs as of 9/30/25[4]	Total Estimated Project Costs[4]	Estimated Stabilized Yield
New York, New York									
Sunset Pier 94 Studios	Manhattan	Q3-2023	Q4-2025	Q3-2026	232,000	—%	$ 270,724	$305,000-$325,000	7.7%-8.2%
TOTAL					**232,000**		**$ 270,724**		

Recently Completed	Submarket	Completion Date	Estimated Stabilization Date	Estimated Square Feet	% Occupied	% Leased
Seattle, Washington						
Washington 1000	Denny Triangle	Q4-2024	Q1-2027	546,000	0.6%	0.6%
TOTAL				**546,000**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet (Units)	Project Costs as of 9/30/25[5]	
Los Angeles, California					
Sunset Las Palmas Studios—Development	Office/Studio	Hollywood	617,581	$	29,656
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$	7,963
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	19,816 (33 units)	$	—
Element LA—Development	Office	West Los Angeles	500,000	$	—
10900-10950 Washington	Residential	West Los Angeles	428,623 (508 units)	$	1,608
Vancouver, British Columbia					
Burrard Exchange	Office	Downtown Vancouver	450,000	$	8,160
Greater London, United Kingdom					
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$	303,039
TOTAL			**3,662,212**	**$**	**350,426**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 26 for HPP's share of joint venture properties.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of temporary certificate of occupancy or equivalent.
(4) Includes land and acquisition costs for Sunset Pier 94 Studios for $41.7 million.
(5) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $174.5 million.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,044,644	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	971,129	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	330,379	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
San Francisco, California				
Ferry Building	Allianz	San Francisco	266,402	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
UNCONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Glenoaks Studios	Blackstone	Sun Valley	243,300	50.0 %
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	232,000	25.6 %
Vancouver, British Columbia				
Bentall Centre	Blackstone	Downtown Vancouver	1,974,575	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) Excluding Sunset Glenoaks Studios, Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of share/unit-based compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of September 30, 2025 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of September 30, 2025. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of September 30, 2025. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of September 30, 2025. For studio properties, ABR reflects actual base rent for the 12 months ended September 30, 2025, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2025. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended September 30, 2025. For same-store studio properties, represents the average percent leased for the 12 months ended September 30, 2025. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to September 30, 2025, but with commencement dates after September 30, 2025, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents and restricted cash. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes the full amount of debt related to the Hollywood Media Portfolio and 1918 Eighth joint ventures. Diluted Shares: Includes an estimate of the total shares and units issuable under our 2023 Performance Stock Unit (“PSU”) Plan as of quarter end, based on the projected award potential of the program as of the end of the period, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CORRA as of September 30, 2025, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of September 30, 2025, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes HPP’s share of amortization of deferred revenue related to tenant- funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Studio development properties are incorporated into the in-service portfolio the earlier of one year following completion or the project’s estimated stabilization date. Office development properties are incorporated into the in-service portfolio the earlier of 92% occupancy or the project’s estimated stabilization date. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of September 30, 2025, the Company owned 97.4% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of September 30, 2025, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent leased reflects the average percent leased for the 12 months ended September 30, 2025. Project Costs: Exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended September 30, 2025 defined as all properties owned and included in our stabilized office portfolio as of July 1, 2024 and still owned and included in the stabilized office portfolio as of September 30, 2025. Same- store office for the nine months ended September 30, 2025 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2024 and still owned and included in the stabilized office portfolio as of September 30, 2025. Since its acquisition as part of a portfolio in the second quarter of 2015, Metro Center has not reached stabilized occupancy (92%) so has never been included in the same- store office portfolio, instead it remains the only office asset within that portfolio that was still held as a non-same-store, lease-up property. During second quarter 2025, in an effort to simplify our in-service and same-store disclosures, Metro Center was included within our same- store office properties and continues to be included for both the three and nine months ended September 30, 2024 and September 30, 2025. Same-Store Studio: Same-store studio for the three months ended September 30, 2025 defined as all properties owned and included in our stabilized studio portfolio as of July 1, 2024 and still owned and included in the stabilized studio portfolio as of September 30, 2025. Same- store studio for the nine months ended September 30, 2025 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2024 and still owned and included in the stabilized studio portfolio as of September 30, 2025. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to September 30, 2025, but with commencement dates after September 30, 2025 and within the next eight quarters. Definitions (continued)

Non-GAAP Reconciliations

Unaudited, in thousands

RECONCILIATION OF NET LOSS TO NOI

	Three Months Ended		Nine Months Ended	
	9/30/25	9/30/24	9/30/25	9/30/24
Net loss	$ (144,086)	$ (107,013)	$ (312,124)	$ (207,925)
Adjustments:				
Loss from unconsolidated real estate entities	744	3,219	2,203	6,443
Fee income	(1,082)	(1,437)	(3,917)	(3,933)
Interest expense	41,726	45,005	133,368	133,253
Interest income	(2,212)	(542)	(4,770)	(1,975)
Management services reimbursement income—unconsolidated real estate entities	(1,084)	(989)	(3,182)	(3,187)
Management services expense—unconsolidated real estate entities	1,084	989	3,182	3,187
Transaction-related expenses	139	269	590	2,306
Unrealized loss on non-real estate investments	2,098	1,081	2,335	3,024
Gain on sale of real estate, net	—	—	(10,007)	—
Impairment loss	—	36,543	18,476	36,543
Loss on deconsolidation of real estate entity	77,907	—	77,907	—
Loss on extinguishment of debt	207	—	3,702	—
Other (income) expense	(601)	28	(516)	(1,449)
Income tax provision	24	2,183	672	2,693
General and administrative	13,709	19,544	59,968	59,959
Depreciation and amortization	94,085	86,672	281,921	265,324
NOI	**$ 82,658**	**$ 85,552**	**$ 249,808**	**$ 294,263**
Add: HPP's share of NOI from unconsolidated real estate entities	2,049	2,462	5,852	8,267
Less: NOI attributable to non-controlling interests	13,679	11,634	45,176	46,018
HPP's share of NOI	**$ 71,028**	**$ 76,380**	**$ 210,484**	**$ 256,512**
NOI Detail				
Same-store office cash revenues	$ 154,008	$ 168,671	$ 467,411	$ 503,463
Straight-line rent	1,313	(10,324)	5,511	(13,011)
Amortization of above/below-market leases, net	1,012	1,058	2,894	3,489
Amortization of lease incentive costs	(1,829)	(418)	(3,870)	(718)
Same-store office revenues	154,504	158,987	471,946	493,223
Same-store studios cash revenues	15,390	14,959	48,118	54,292
Straight-line rent	(444)	(181)	(529)	118
Amortization of lease incentive costs	(9)	(9)	(28)	(28)
Same-store studio revenues	14,937	14,769	47,561	54,382
Same-store revenues	**169,441**	**173,756**	**519,507**	**547,605**
Same-store office cash expenses	70,674	73,908	210,160	212,401
Straight-line rent	367	371	1,105	1,119
Share/unit-based compensation expense	12	16	36	50
Amortization of above/below-market ground leases, net	641	641	1,922	1,922
Same-store office expenses	71,694	74,936	213,223	215,492
Same-store studio cash expenses	9,424	9,770	30,861	33,851
Share/unit-based compensation expense	124	43	268	134
Same-store studio expenses	9,548	9,813	31,129	33,985
Same-store expenses	**81,242**	**84,749**	**244,352**	**249,477**
Same-store NOI	**88,199**	**89,007**	**275,155**	**298,128**
Non-same-store NOI	**(5,541)**	**(3,455)**	**(25,347)**	**(3,865)**
NOI	**$ 82,658**	**$ 85,552**	**$ 249,808**	**$ 294,263**

Page 30 of 32

Non-GAAP Reconciliations (continued)
Unaudited, in thousands

HUDSON PACIFIC PROPERTIES

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	9/30/25	9/30/24(1)
Net loss	$ (144,086)	$ (107,013)
Interest income—consolidated	(2,212)	(542)
Interest expense—consolidated	41,726	45,005
Depreciation and amortization—consolidated	94,085	86,672
EBITDA	(10,487)	24,122
Unconsolidated real estate entities depreciation and amortization	1,250	1,231
Unconsolidated real estate entities interest expense	1,379	3,857
EBITDAre	(7,858)	29,210
Share/unit-based compensation expense	3,577	5,960
Straight-line rent receivables, net	214	11,838
Non-cash amortization of above/below-market leases, net	(1,012)	(1,195)
Non-cash amortization of above/below-market ground leases, net	651	662
Amortization of lease incentive costs	1,838	518
Transaction-related expenses	139	269
Unrealized loss on non-real estate investments	2,098	1,081
Loss on deconsolidation of real estate entity	77,907	—
Loss on debt extinguishment	207	—
Impairment loss	—	36,543
Other (income) expense	(601)	28
Income tax provision	24	2,183
Other adjustments related to unconsolidated real estate entities	(132)	(118)
Adjusted EBITDAre	77,052	86,979
One-time costs associated with cost-savings initiatives	1,638	—
Adjusted EBITDAre (excluding specified items)	78,690	86,979
Studio cash NOI	(2,550)	892
Office adjusted EBITDAre	76,140	87,871
x Annualization factor	4	4
Annualized office adjusted EBITDAre	304,560	351,484
Trailing 12-month studio cash NOI	66	744
Cash adjusted EBTIDAre for selected ratios	**304,626**	**352,228**
Less: Partners' share of cash adjusted EBITDAre	(54,397)	(65,434)
HPP's share of cash adjusted EBITDAre	**$ 250,229**	**$ 286,794**
Total consolidated unsecured and secured debt	3,576,600	4,151,650
Less: Consolidated cash and cash equivalents and restricted cash	(214,447)	(113,935)
Consolidated debt, net	**$ 3,362,153**	**$ 4,037,715**
Less: Partners' share of debt, net	(476,783)	(644,027)
HPP's share of debt, net	**$ 2,885,370**	**$ 3,393,688**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**11.0x**	**11.5x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**11.5x**	**11.8x**

(1) In Q1 2025, we refined our calculation of certain elements of Cash adjusted EBITDAre for selected ratios, HPP's share of cash adjusted EBITDAre, Consolidated debt, net, and HPP's share of debt, net in order to present a more comprehensive measure of performance. As part of this refinement, the calculation now includes the cash NOI of Quixote studios and services, which was previously excluded from the calculation and noted as such in prior period footnotes. To ensure comparability with the prior year period, we have retroactively applied the revised calculation to the results for Q3 2024. As a result, the amounts reflected for Q3 2024 differ from the amounts previously reported as follows (in thousands): (a) other adjustments to unconsolidated real estate entities decreased by $118, which resulted in a corresponding $118 decrease in Adjusted EBITDAre, Adjusted EBITDAre (excluding specified items) and Office adjusted EBITDAre; (b) Annualized office adjusted EBITDAre decreased by $472 and Trailing 12-month studio cash NOI decreased by $24,992, resulting in a corresponding decrease of $25,464 in Cash adjusted EBITDAre for selected ratios and HPP's share of cash adjusted EBITDAre; (c) Consolidated cash and cash equivalents and restricted cash increased by $23,243, resulting in a corresponding $23,243 decrease in Consolidated debt, net; (d) Partners' share of debt, net decreased by $8,802, resulting in a corresponding decrease in HPP's share of debt, net of $14,441; and (e) as a result of the foregoing, the ratio of Consolidated debt, net to cash adjusted EBITDAre for selected ratios increased by 0.7x and the ratio of HPP's share of debt, net to HPP's share of cash adjusted EBITDAre for selected ratios increased by 0.9x.

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Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 9/30/25 9/30/24(1) Total assets $ 7,795,790 $ 8,317,392 Add: Accumulated depreciation 1,995,509 1,885,536 Add: Accumulated amortization 202,304 192,653 Less: Partners’ share of consolidated undepreciated book value (1,192,040) (1,395,140) Less: Investment in unconsolidated real estate entities (243,353) (227,418) Add: HPP’s share of unconsolidated undepreciated book value 412,272 338,178 HPP’s share of undepreciated book value $ 8,970,482 $ 9,111,201 Total consolidated unsecured and secured debt $ 3,576,600 $ 4,151,650 Less: Consolidated cash and cash equivalents and restricted cash (214,447) (113,935) Consolidated debt, net $ 3,362,153 $ 4,037,715 Less: Partners’ share of debt, net (476,783) (644,027) HPP’s share of debt, net $ 2,885,370 $ 3,393,688 HPP’s share of debt, net/HPP’s share of undepreciated book value 32.2% 37.2% (1) In Q1 2025, we refined our calculation of certain elements of Consolidated debt, net, and HPP’s share of debt, net in order to present a more comprehensive measure of performance. To ensure comparability with the prior year period, we have retroactively applied the revised calculation to the results for Q3 2024. As a result, the amounts reflected for Q3 2024 differ from the amounts previously reported as follows (in thousands): (a) Consolidated cash and cash equivalents and restricted cash increased by $23,243, resulting in a corresponding $23,243 decrease in Consolidated debt, net; (b) Partners’ share of debt, net decreased by $8,802, resulting in a corresponding decrease in HPP’s share of debt, net of $14,441; and (c) as a result of the foregoing, the ratio of HPP’s share of debt, net to HPP’s share of undepreciated book value decreased by 0.2%.